Exhibit 10.19
ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is entered into between Coursera, Inc. (“Company”) and the advisor named on the signature page hereto (“Advisor”) as of October 30, 2025 (“Effective Date”). Company and Advisor agree as follows:
1.Services. Advisor agrees to consult with and advise Company from time to time, at Company’s request (the “Services”). The term of this Agreement shall be twelve (12) months (the “Term”). Specific additional services are set forth in Addendum A to this Agreement.
2.Consideration. As the only consideration due Advisor for Services, Advisor shall continue to be eligible to vest in equity awards granted to Advisor during Advisor’s employment with the Company pursuant to the terms of such equity awards (the “Equity Awards”), subject to Advisor’s continuous service through each applicable vesting date. Advisor will also be entitled to reimbursement for reasonable, documented expenses for which Advisor receives prior approval from Company.
3.Ownership. Company owns, and Advisor hereby assigns to Company, all works of authorship, technology, inventions, intellectual property and related rights (including all rights to priority and rights to file patent applications and/or registered designs) throughout the world that arise in whole or part out of, or in connection with, the Services or any Proprietary Information (“Inventions”). Advisor waives all moral rights in and to such Inventions, and all similar rights under the laws of any jurisdiction, whether now existing or conferred in the future. Advisor agrees to, upon Company’s request, execute and deliver to Company any documents deemed necessary by Company to perfect its rights in the Inventions.
4.Proprietary Information. Advisor agrees that all Inventions and other business, technical, trade secret and financial information (including, without limitation, the identity of and information relating to Company’s customers or employees) Advisor obtains from or assigns to Company, or learns in connection with the Services, constitute “Proprietary Information.” Advisor will hold in confidence and not disclose or, except as is necessary to perform the Services, use any Proprietary Information. However, Advisor will not be so obligated with respect to information that (i) Advisor can document is in or enters the public domain through no fault of Advisor, or (ii) that Advisor knew without restriction prior to its disclosure by Company. Upon termination or as otherwise requested by Company, Advisor will promptly return to Company all items and copies containing or embodying Proprietary Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

a.Personal Information. With respect to any information that Advisor collects, receives, stores, processes, generates, uses, transfers, discloses, makes accessible, protects, secures, disposes of, and transmits (collectively, processes) in connection with the Services that relates to an identified or identifiable natural person or which otherwise constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, “Personal Information”), Advisor shall not (w) sell or share Personal Information, (x) retain, use or disclose Personal Information for any purpose other than the business purpose specified in this Agreement, (y) retain, use, or disclose the Personal Information outside of the direct business relationship between Advisor and Company, or (z) combine the Personal Information Advisor receives from, or on behalf of, Company with Personal Information that it receives from, or on behalf of, another person or persons, or collects from its own interaction with consumers. For the avoidance of doubt, the foregoing prohibits Advisor from “selling” Personal Information, as defined in the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), and from retaining, using, or disclosing Personal Information outside of the direct business relationship between Advisor and Company or for a “commercial purpose” (as defined in the CCPA). Company retains the right to take reasonable and appropriate steps to ensure that Advisor uses the Personal Information transferred in a manner consistent with Company’s obligations under the CCPA. Company retains the right to, upon notice, take reasonable and appropriate steps to stop and remediate unauthorized use of Personal Information. Advisor hereby certifies that it understands the obligations under this Section 4(a) and will comply with them, and agrees to notify Company if Advisor is no longer able to meet the obligations under this Section 4(a).
(i)Advisor shall comply with applicable obligations under the CCPA, as amended, and provide the same level of privacy protection as required for Company.
(ii)Advisor shall use reasonable security measures appropriate to the nature of any Personal Information in its possession or control to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure.
(iii)The parties acknowledge and agree that Advisor’s access to Personal Information is not part of the consideration exchanged by the parties in respect of the Agreement.
(iv)If any individual contacts Advisor to make a request pertaining to their Personal Information, Advisor shall promptly forward the request to Company and shall not respond to the individual except as instructed by Company. Advisor shall promptly take such actions and provide such information as Company may request to help Company fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws, including, without limitation, requests to access, delete, opt-out of the sale of, or receive information about the processing of, Personal Information pertaining to them. Advisor agrees to cooperate with Company to further amend the Agreement as may be necessary to address compliance with applicable privacy or data security laws.
5.Solicitation. Advisor agrees that during the term of this Agreement, Advisor will not encourage or solicit any employee or consultant of Company to leave Company for any reason.
6.Termination. This Agreement will terminate automatically upon expiration of the Term unless extended in writing by both parties. Either party may terminate this Agreement at any time, for any reason, by giving the other notice. If this Agreement is terminated by the Company without Cause (as defined in the Retention Agreement entered between Advisor and the Company dated January 29, 2025 (the “Retention Agreement”)) prior to the expiration of the Term, the portion of any Equity Awards subject to time-based vesting held by Advisor that would have vested had you remained in service with the Company through the last day of the Term shall accelerate and become vested upon the date of termination. Sections 2 through 9 of this Agreement and any remedies for breach of this Agreement will survive any termination or expiration.

7.Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, each party will be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other and will not bind nor attempt to bind the other to any contract. Advisor will not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.
8.No Conflicts. Advisor represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party.
9.Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor will not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any breach of Sections 3, 4 or 5 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email (provided, however, if the sender receives an automatically generated notification that such email was not delivered, such attempted email notice shall be ineffective and deemed not to have been given); or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
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The undersigned have executed this Advisory Agreement as of the Effective Date.

COMPANY:

Coursera, Inc.

By:	/s/ Marcelo Modica

Name:	Marcelo Modica
Title:	Chief People Officer

ADVISOR:
/s/ Kenneth R. Hahn
(Signature)

Kenneth R. Hahn
Name (Please Print)